SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).

Item 1.01	Entry into a Material Definitive Agreement

On February 6, 2007, Great Plains Energy entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Gregory Acquisition Corp., a wholly-owned subsidiary of Great Plains Energy, will merge into Aquila, Inc. (“Aquila”), a Delaware corporation, causing Aquila to become a wholly-owned subsidiary of Great Plains Energy. Immediately prior to the consummation of the merger, Black Hills Corporation, a South Dakota corporation (“Black Hills”) will acquire from Aquila its Colorado electric utility assets and Colorado, Iowa, Kansas and Nebraska gas utility assets pursuant to an Asset Purchase Agreement and a Partnership Interests Purchase Agreement, both dated as of February 6, 2007 (collectively, the “Asset Sale Agreements”). Each transaction is contingent on the completion of the other transaction, meaning that one transaction will not be completed unless the other transaction is completed.

The Merger Agreement and Asset Sale Agreements provide that they may be terminated if, among other things, the transactions have not been consummated by February 6, 2008 (the “Termination Date”).  Each agreement further provides that if any party to the agreement determines that additional time is necessary to obtain any of the specified regulatory consents or approvals, the Termination Date may be extended from time to time by written notice, up to August 6, 2008.

On January 31, 2008, Great Plains Energy and Aquila provided written notice to each other that the Termination Date of the Merger Agreement is extended to May 1, 2008.  Also on that date Aquila and Black Hills provided written notice to each other and to Great Plains Energy that the Termination Date of the Asset Sales Agreements is extended to May 1, 2008.

Item 8.01	Other Events

In April 2007, Great Plains Energy, KCP&L and Aquila filed joint applications with the Missouri Public Service Commission (the “MPSC”) and the Kansas Corporation Commission (the “KCC”) requesting approval of the transactions contemplated by the Merger Agreement and certain other regulatory matters.  On January 31, 2008, Great Plains Energy issued a press release regarding the filing of a proposed procedural schedule with the MPSC and the currently anticipated schedule of hearings before the KCC.  A copy of this press release is attached as Exhibit 99.1 hereto.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Great Plains Energy on January 31, 2008.

Forward Looking Statements
Statements made in this report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made.  Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisition or divestiture plans (including the acquisition of Aquila, Inc., and Aquila’s sale of assets to Black Hills Corporation); the outcome of Great Plains Energy's review of strategic and structural alternatives for its subsidiary Strategic Energy, L.L.C.; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors.  Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s most recent quarterly report on Form 10-Q or annual report on From 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Terry Bassham
Terry Bassham
Chief Financial Officer

Date: January 31, 2008